SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

Monster Worldwide, Inc.

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-21571	13-3906555
(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue

New York, NY 10017

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (212) 351-7000

None.

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications  pursuant to Rule 425 under the Securities Act

☐                                    Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the Exchange Act

☐                                    Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the Exchange Act

ITEM 8.01.                                 OTHER EVENTS.

On October 18, 2005, Monster Worldwide, Inc. (the “Company”) issued a press release relating to the acquisition by KJB Holding Corp., a wholly-owned subsidiary of the Company, on October 14, 2005 of JobKorea Co., Ltd. for an aggregate cash purchase price of approximately $94 million, net of cash acquired.  A copy of the press release is filed herewith as Exhibit 99.1

ITEM 9.01                                    FINANCIAL STATEMENTS AND EXHIBITS.

(c)                                  Exhibits.

99.1	Press Release issued on October 18, 2005, by Monster Worldwide, Inc.

(All other items on this report are inapplicable.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSTER WORLDWIDE, INC.
(Registrant)

	By:	/s/ Myron Olesnyckyj
Myron Olesnyckyj
Senior Vice President – General Counsel

Dated: October 18, 2005